UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 10, 2023
INGREDION INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	1-13397	22-3514823
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Westbrook Corporate Center, Westchester, Illinois	60154
(Address of Principal Executive Offices)	(Zip Code)
(708) 551-2600
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, par value $0.01 per share	INGR	New York Stock Exchange
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events.

On November 10, 2023, Ingredion Incorporated entered into a definitive agreement to divest its business in South Korea to an affiliate of the Sajo Group, a leading food company covering the entire food and agriculture value chain, headquartered in Seoul, South Korea. The transaction is expected to close in the first quarter of 2024, subject to regulatory approvals and satisfaction of other customary closing conditions.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INGREDION INCORPORATED

Date:	November 13, 2023	By:	/s/ Tanya M. Jaeger de Foras
Tanya M. Jaeger de Foras
Senior Vice President, Chief Legal Officer, Corporate
Secretary and Chief Compliance Officer